UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A
(Amendment No.1)

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 10, 2023 (August 2, 2023)

XYLEM INC.
(Exact name of registrant as specified in its charter)

Indiana	001-35229	45-2080495
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 Water Street SE		20003
Washington	DC
(Address of principal executive offices)		(Zip Code)
(202) 869-9150
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange of which registered
Common Stock, par value $0.01 per share	XYL	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

☐	Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.¨

Explanatory Note

On August 2, 2023, Xylem Inc., an Indiana corporation (the “Company”) furnished a Current Report on Form 8-K in connection with the issuance of a press release announcing its financial results for the quarter ended June 30, 2023 (the “Original Report”).

This Amendment No. 1 is being furnished by the Company to provide certain financial statement line items that were included in the press release issued on August 2, 2023, but inadvertently omitted from Exhibit 99.1 to the Original Report. These items consist of detail for the sub-total of "Total current liabilities" within the Condensed Consolidated Balance Sheets and detail for the sub-totals of "Net Cash - Operating activities", Net Cash- Investing activities" and "Net Cash - Financing activities" within the Condensed Consolidated Statements of Cash Flows.

Item 2.02	Results of Operations and Financial Condition
On August 2, 2023, the Company issued a press release announcing its financial results for the quarter ended June 30, 2023. A copy of the press release is furnished as Exhibit 99.1 to this report and is incorporated by reference herein.
This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Description

99.1	Press Release issued by Xylem Inc. on August 2, 2023 (complete file).
104.0	The cover page from Xylem Inc.'s Form 8-K/A, formatted in Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XYLEM INC.

Date: August 10, 2023	By:	/s/ Sandra E. Rowland
Sandra E. Rowland
Senior Vice President & Chief Financial Officer (Authorized Officer of Registrant)